SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2018
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN Insurance Corporation, an Arizona corporation (“GFNI”); GFN North America Leasing Corporation, a Delaware corporation (“GFNNA Leasing”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”); GFN Manufacturing Corporation, a Delaware corporation (“GFNMC”), and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively “Southern Frac”); Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation (collectively “Pac-Van”); and Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”); GFN Asia Pacific Holdings Pty Ltd, an Australian corporation (“GFNAPH”), and its subsidiary, Royal Wolf Holdings Limited, an Australian corporation (“RWH”), and its Australian and New Zealand subsidiaries (collectively, “Royal Wolf”).

TABLE OF CONTENTS

		Page

Item 1.01	Entry Into a Material Agreement	1

Item 3.03	Material Modification to Rights of Security Holders	1

Item 5.07	Submission of Matters to a Vote of Security Holders	1

Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 4.1	Second Supplemental Indenture dated as of October 31, 2018, between General Finance Corporation and Wells Fargo Bank, National Association, as trustee.

Exhibit 99.1	Press Release of GFN dated October 31, 2018

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Item 1.01  Entry Into a Material Definitive Agreement

In connection with the Consent Solicitation Statement dated October 16, 2018 (the “Consent Solicitation Statement”) in respect of the Company’s 8.125% Senior Notes due 2021 (the “Notes”) issued pursuant to the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of June 18, 2014 by and between GFN and Wells Fargo Bank National Association, as trustee (the “Trustee”), the Company and the Trustee entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of October 31, 2018, following receipt of consents from approximately 63.3% of the holders of the Notes.

The Second Supplemental Indenture modifies the First Supplemental Indenture to permit the Company and its restricted subsidiaries to incur additional indebtedness from time to time, including pursuant to the Company’s existing credit agreement and existing master capital lease agreement, or such new capital lease obligations as the Company and its restricted subsidiaries may enter into from time to time.

This description of the Second Supplemental Indenture and related matters is not complete and is qualified in its entirety by the actual terms of the Supplemental Indenture, a copy of which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 3.03  Material Modification to Rights of Security Holders

The disclosure required by this item is included in Item 1.01, “Entry Into a Material Definitive Agreement,” and is incorporated by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders

Holders of Notes in the aggregate principal amount of $48,954,950 consented to amend the First Supplement Indenture under the terms of the Second Supplemental Indenture.

The disclosure required by this item is included in Item 1.01, “Entry Into a Material Definitive Agreement,” and is incorporated by reference.

Item 8.01   Other Events

On October 31, 2018 GFN issued a press release announcing the successful completion of the consent solicitation from holders of its 8.125% Senior Notes due 2021 that commenced on October 16, 2018. The consent solicitation approved the amendment to the indenture governing the Notes.

A copy of the press release of GFN dated October 31, 2018 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibit	Exhibit Description

4.1	Second Supplemental Indenture dated as of October 31, 2018, between General Finance Corporation and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release of GFN dated October 31, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: October 31, 2018	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4.1	Second Supplemental Indenture dated as of October 31, 2018, between General Finance Corporation and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release of GFN dated October 31, 2018

3